Exhibit 10.7

AMENDMENT NUMBER 1 TO LOAN DOCUMENTS

THIS AMENDMENT NUMBER 1 TO LOAN DOCUMENTS (this “First Amendment”), is entered into as of August 20, 2008, by and among GVEC RESOURCE IV INC. (“Agent”), as Agent and as a Lender, EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries that are signatories hereto (collectively with Parent, “Borrowers”).

W I T N E S S E T H

WHEREAS, Borrowers, Agent and the Lenders named therein are parties to that certain Credit Agreement, dated as of November 30, 2007 (as amended, restated, supplemented, or modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers wish to obtain additional working capital and to revise certain financial covenants in the Credit Agreement;

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to provide Borrowers with additional working capital through an additional term loan under the Credit Agreement and to revise certain financial covenants in the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Documents as follows:

1.             DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2.             AMENDMENT TO CREDIT AGREEMENT.

(a)           Schedule 1.1 of the Credit Agreement is amended by the addition or amendment and restatement, as applicable, of the following definitions:

“ACC” means Advanced Control Components, Inc., a New Jersey corporation.

“ACC Acquisition” means the acquisition by EEC of the outstanding capital stock of ACC and Custom Components pursuant to the terms of the ACC Acquisition Documents.

“ACC Acquisition Documents” means that certain Stock Purchase Agreement dated May 23, 2008 by and among EEC, ACC and the other parties thereto, as amended by that certain Amendment No. 1 to Stock Purchase Agreement dated August       , 2008, and the other documents contemplated thereby.

“ACC Collateral Assignment” means that certain Collateral Assignment of Rights under the Purchase Agreement, by EEC in favor of Agent, and consented to by the shareholders of ACC, in form and substance satisfactory to Agent.

“ACC Lease” means the lease for ACC’s chief executive office located in Eatontown, New Jersey.

“Commitment” means, with respect to each Lender, its Revolver Commitment, its Term Loan A Commitment, its Term Loan B Commitment, its Term Loan C Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan A Commitments, their Term Loan B Commitments, their Term Loan C Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule B-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“Custom Components” means Custom Components, Inc., a New Jersey corporation.

“EEC”  means Emrise Electronics Corporation, a New Jersey corporation.

“First Amendment” means that certain Amendment Number 1 to Loan Documents, dated as of August 20, 2008, by and among Borrowers, Agent and the Lenders party thereto.

“First Amendment Effective Date” means the date on which each of the conditions precedent set forth in Section 4 of the First Amendment has been satisfied.

“Loan” is deleted.

“Loans” mean one or more of the following, as the context reasonably requires: the Advances, the Term Loan A, the Term Loan B and the Term Loan C.

“Permitted Purchase Money Indebtedness” means, as of the date of determination, Purchase Money Indebtedness incurred after the Closing Date in the aggregate principal amount outstanding at any one time not in excess of the following: (i) prior to the repayment in full of all Obligations owed by Borrowers with respect to the Term C Loan, $1,500,000 and; (ii) thereafter, $2,000,000.

“Term Loans” means, collectively, the Term Loan A, the Term Loan B and the Term Loan C.

“Term Loan B Commitment” means, with respect to each Lender, its Term Loan B Commitment, and, with respect to all Lenders, their Term Loan B Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule B-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

“Term Loan C”  has the meaning specified therefor in Section 2.2(f) of the First Amendment.

“Term Loan C Amount” means, as of any date of determination, the outstanding principal amount of Term Loan C.

“Term Loan C Commitment” means, with respect to each Lender, its Term Loan C Commitment, and, with respect to all Lenders, their Term Loan C Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule B-1.

“Term Loan C Lenders” means those Lenders designated as having a Term Loan C Commitment on Schedule B-1.

“Term Loan Commitment” means a Term Loan A Commitment, a Term Loan B Commitment or a Term Loan C Commitment.

“Term Loan Lender” means a Term Loan A Lender, a Term Loan B Lender or a Term Loan C Lender.

“Total Commitment” means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule B-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.

(b)           Section 2.1(a) of the Credit Agreement is amended and restated as follows:

                “(a)         Making of Advances.  Subject to the terms and conditions of this Agreement, on and after the Closing Date and prior to the Revolver Maturity Date, each Lender agrees to make such portion of the Revolver Commitment to Borrowers in an amount equal to such Lender’s Pro Rata Share of the then extant Revolver Commitment (“Advances”); provided that Advances shall be made in an aggregate amount not to exceed the lesser of: (y) the Maximum Revolver Amount; and (z) the Borrowing Base.”

(c)           Section 2.2(c) of the Credit Agreement is amended and restated as follows:

“(c)         All amounts outstanding under the Term Loans shall constitute Obligations.  No portion of the Term Loans which is repaid or prepaid may be reborrowed.  The Term Loans shall be repaid as set forth in subsections (d), (e) and (g) below; provided, however, that the outstanding unpaid principal balance and all accrued and unpaid interest under the Term Loans shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration.”

(d)           Section 2.2(e) of the Credit Agreement is amended and restated as follows:

“(e)         Subject to subsection (c) above, the principal of Term Loan B shall be repaid in installments as follows: commencing on June 1, 2009, and continuing on the first day of each of the 17 consecutive months thereafter, equal installments of $166,666.67.”

(e)           Section 2.2 of the Credit Agreement is further amended by the addition of subsections (f) and (g) as follows:

“(f)          Subject to the terms and conditions of this Agreement, on the First Amendment Effective Date, each Lender agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the ‘Term Loan C’) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Term Loan C Commitment.

“(g)         Subject to subsection (c) above, the principal of Term Loan C shall be repaid in full on February 15, 2009.”

(f)            Section 2.3(a)(iii) of the Credit Agreement is amended and restated as follows:

“(iii)        Borrowers shall borrow pursuant to Section 2.2(a) an amount equal to the Term Loan B Commitment in a single drawing, and Borrowers shall borrow pursuant to Section 2.2(f) an amount equal to the Term Loan C Commitment in a single drawing.”

(g)           The beginning paragraph of Section 2.4(b)(i) of the Credit Agreement is amended and restated as follows:

“(i)          Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Revolver Lenders, the Term Loan A Lenders, the Term Loan B Lenders and the Term Loan C Lenders, as applicable (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender), and payments of fees and expenses (other than fees or expenses that are for Agent’s separate account, after giving effect to any agreements between Agent and individual Lenders) shall be apportioned ratably among the Revolver Lenders, the Term Loan A Lenders, the Term Loan B Lenders and the Term Loan C Lenders, as applicable.”

(h)           The last sentence of Section 2.4(e) of the Credit Agreement is deleted.

(i)            The first paragraph of Section 2.6(a) of the Credit Agreement is amended and restated as follows:

“(a)         Interest Rates.  Except as provided in clause (c) below, (i) Term Loan A and Term Loan B shall bear interest at a per annum rate equal to the Base Rate plus 4.25 percentage points, (ii) Term Loan C shall bear interest at a per annum rate equal to 14.0%, and (iii) all other Obligations shall bear interest at a per annum rate equal to the Base Rate plus 1.25 percentage points.

(j)            Section 2.6(b) of the Credit Agreement is amended and restated as follows:

“(b)         Default Rate.  Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders), (i) Term Loan C shall bear interest on the Daily Balance thereof at a per annum rate equal to 24.0% and (ii) all other

Obligations shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder.”

(k)           The heading to Section 3.2 of the Credit Agreement is amended to insert the following at the end of such heading: “; Special Conditions Precedent to Term Loan C.”

(l)            Section 3.2 of the Credit Agreement is amended to add a subsection (c) which shall read in its entirety as follows:

“(c)         Subject to Section 3.1 and Section 3.2(a), the obligation of the Term Loan C Lenders (or any member thereof) to make any portion of the Term Loan C hereunder shall be subject to the following conditions precedent:

(i)            the representations and warranties contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(ii)           no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

(iii)          no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender or any of their Affiliates;

(iv)          no Material Adverse Change shall have occurred;

(v)           Agent shall have received the favorable legal opinion of the Borrowers’ counsel in form and substance satisfactory to Agent; and

(vi)          Borrowers shall have executed a promissory note in form and substance reasonably satisfactory to Agent representing the Term C Loan.”

(m)          Section 3.6 of the Credit Agreement is further amended by the addition of subsections (vii) and (viii) as follows:

“(vii)       Within ten (10) Business Days of the First Amendment Effective Date, Borrowers shall have delivered to Agent the fully executed Reaffirmation and Consent, the form of which is attached as Exhibit A to the First Amendment.

(viii)        Within five (5) Business Days of the First Amendment Effective Date, Borrowers shall have delivered to Agent certificates representing all of the outstanding Stock of ACC and Custom Components owned by Borrowers, along with appropriate Stock powers, all in form and substance reasonably acceptable to Agent.”

(n)           Section 4.14(f) of the Credit Agreement is amended by the addition of the following at the beginning of the Section: “Except as set forth on Schedule 4.14(f),”.

(o)           A new subsection (i) to Section 4.14 to the Credit Agreement is hereby added as follows:

“(i)     With respect to that certain No Further Action Determination and Covenant Not to Sue letter dated July 28, 2008 (the “No Action Letter”) issued by the State of New Jersey, Department of Environmental Protection (the “Department”) to ACC, (i) ACC did not withhold any material information from the Department in connection with its issuance of the No Action Letter; and (ii) the representations and information that were provided by ACC to the Department were and remain true and correct in all material respects.”

(p)           Section 4.23 of the Credit Agreement is amended by the addition of the following at the beginning of the Section: “Except as set forth on Schedule 4.23,”.

(q)           The reference Schedule 4.28 contained in Section 4.27 of the Credit Agreement is hereby amended to refer to Schedule 4.27.

(r)            The following is added to the end of Section 5.11 of the Credit Agreement:

“Borrowers acknowledge that the ACC Lease is a material lease and a Material Contract.”

(s)           A new Section 5.21 to the Credit Agreement is hereby added as follows:

“5.21       Additional Capital.  On or prior to February 15, 2009, Borrowers shall provide evidence to Agent that Borrowers shall have received no less than $5,000,000 in net proceeds (after the payment of all underwriting commissions, investment banking fees and other fees and expenses associated therewith) from either (i) the sale of the Stock or assets of a significant subsidiary or division of Borrowers or (ii) the sale of Borrowers’ Stock on terms acceptable to Agent in its reasonable discretion.”

(t)            Section 6.14 of the Credit Agreement is amended and restated as follows:

“6.14       Use of Proceeds.  Use the proceeds of:  (a) the Advances for any purpose other than (i) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, (ii) as of the Closing Date and thereafter, for working capital, and (iii) after the Closing Date, consistent with the terms and conditions hereof, for Borrowers’ lawful and permitted purposes, (b) the Term Loan A for any purpose other than, as of the Closing Date, to pay certain specified obligations of Borrower, including the Existing Credit Facility, (c) the Term Loan B and Term Loan C, to fund the payment of the purchase price for the ACC Acquisition.”

(u)           Section 6.16 of the Credit Agreement is amended and restated as follows:

“6.16       Financial Covenants.

(a)           Minimum EBITDA.  Fail to achieve EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto; provided, however that any EBITDA in excess of the amounts required in any given quarter may be used to satisfy future minimum EBITDA quarterly requirements and provided, further, that such excess shall not be applied to any quarter more than twelve (12) months following the end of the quarter as to which such excess existed:

Applicable Period	Applicable Amount
For Borrowers’ fiscal quarter ending in September 2008	$820,000
For Borrowers’ fiscal quarter ending in December 2008	$1,578,000
For Borrowers’ fiscal quarter ending in March 2009	$1,189,000
For Borrowers’ fiscal quarter ending in June 2009	$1,334,000
For Borrowers’ fiscal quarter ending in September 2009	$1,411,000
For Borrowers’ fiscal quarter ending in December 2009	$2,078,000
For Borrowers’ fiscal quarter ending in March 2010	$2,227,000
For Borrowers’ fiscal quarter ending in June 2010	$2,047,000
For Borrowers’ fiscal quarter ending in September 2010	$2,121,000
For Borrowers’ fiscal quarter ending in December 2010	$2,701,000

(b)           Debt Service Coverage Ratio.  Fail to achieve a Debt Service Coverage Ratio, measured quarterly at the end of each calendar quarter, of not less than the amount set forth in the following table for the applicable period set forth opposite thereto or 1.10:1.00, whichever is less; provided, however, that any EBITDA in excess of the amounts required in any given quarter may be used to satisfy future Debt Service Coverage Ratio requirements and provided, further, that such excess shall not be applied to any quarter more than twelve (12) months following the end of the quarter as to which such excess existed:

Applicable Period	Applicable Amount
For Borrowers’ fiscal quarter ending in September 2008	0.57:1.00
For Borrowers’ fiscal quarter ending in December 2008	1.11:1.00
For Borrowers’ fiscal quarter ending in March 2009	0.19:1.00
For Borrowers’ fiscal quarter ending in June 2009	0.80:1.00
For Borrowers’ fiscal quarter ending in September 2009	0.67:1.00
For Borrowers’ fiscal quarter ending in December 2009	0.94:1.00
For Borrowers’ fiscal quarter ending in March 2010	1.02:1.00
For Borrowers’ fiscal quarter ending in June 2010	1.01:1.00
For Borrowers’ fiscal quarter ending in September 2010	1.13:1.00
For Borrowers’ fiscal quarter ending in December 2010	0.13:1.00

(c)           Maximum Leverage Ratio.  Fail to achieve a Leverage Ratio, measured quarterly at the end of each calendar quarter, of not greater than the amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Period	Applicable Amount
For Borrowers’ fiscal quarter ending in September 2008	2.19:1.00
For Borrowers’ fiscal quarter ending in December 2008	2.30:1.00
For Borrowers’ fiscal quarter ending in March 2009	2.11:1.00
For Borrowers’ fiscal quarter ending in June 2009	2.07:1.00
For Borrowers’ fiscal quarter ending in September 2009	2.01:1.00
For Borrowers’ fiscal quarter ending in December 2009	1.93:1.00
For Borrowers’ fiscal quarter ending in March 2010	1.87:1.00
For Borrowers’ fiscal quarter ending in June 2010	1.80:1.00
For Borrowers’ fiscal quarter ending in September 2010	1.72:1.00
For Borrowers’ fiscal quarter ending in December 2010	1.11:1.00

(d)           Capital Expenditures.  Make Capital Expenditures (in the aggregate for the Borrowers and their Subsidiaries) in any fiscal year in excess of the following: (i) for the fiscal year ending December 31, 2008, $1,000,000 and (ii) in each fiscal year thereafter, $1,500,000; provided, however, that during the period commencing January 1, 2008 until all Obligations owed by Borrowers with respect to the Term C Loan have been satisfied in full, Borrowers and their Subsidiaries, in the aggregate, shall not make Capital Expenditures in excess of $1,500,000 in the aggregate.”

(v)           A new Section 6.22 to the Credit Agreement is hereby added as follows:

“6.22       Deferred Purchase Price.  Pay any Acceleration Event Amount of the Deferred Purchase Price (both as defined in the ACC Acquisition Documents) unless, on or prior to the ninetieth (90th) day following the payment by Borrowers of any portion of the Deferred Purchase Price, Borrowers shall have provided evidence reasonably satisfactory to Agent that Borrowers have received from the issuance of Stock or Subordinated Debt, net proceeds (after the payment of all underwriting commissions, investment banking fees and other fees and expenses associated therewith) equal to the amount of any and all payments of any Acceleration Event Amounts of the Deferred Purchase Price paid by Borrowers plus any increase in the principal amount of the Subordinated Contingent Notes caused by such acceleration.  Lender shall not unreasonably withhold its consent to the issuance of any Subordinated Debt issued in order to comply with the provisions of this Section 6.22.”

(w)          Section 1 of Exhibit A-1 is amended and restated as follows:

“1.           In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Revolver Commitment and the Term Loan B Commitment, all as specified on Annex I.”

(x)            The Annex 1 to Exhibit A-1 to the Credit Agreement is amended and restated as set forth in Annex 1 attached hereto.

(y)           Schedule B-1 to the Credit Agreement is amended and restated as set forth in Schedule B-1 attached hereto.

3.             AMENDMENT TO SECURITY AGREEMENT.  In the first recital paragraph on the first page of the Security Agreement, the reference to “$23,000,000” is hereby replaced by “$26,000,000.”

4.             CONDITIONS PRECEDENT TO THIS FIRST AMENDMENT.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this First Amendment and each and every provision hereof:

(a)                 The representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)                No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the First Amendment Effective Date;

(c)                 No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender or any of their Affiliates;

(d)                No Material Adverse Change shall have occurred;

(e)                 On or prior to the First Amendment Effective Date, Borrowers shall have paid Private Equity Management Group, Inc. (“PEMG”) an advisory fee of cash of $225,000 to compensate PEMG for its ongoing advice relating to the ACC Acquisition and Borrowers’ overall financing and capitalization structure.  The advisory fee shall be due and payable in full on the First Amendment Effective Date and non-refundable when paid;

(f)                 Borrowers shall have executed and delivered this First Amendment to Agent by no later than August 20, 2008;

(g)                Borrowers shall have executed and delivered to Agent an amended and restated Warrant Agreement in form and substance satisfactory to Agent and providing for an exercise price of $0.53 per share for 1,454,545 of the shares represented by the Warrant Agreement and an exercise price of $0.815 per share for the remaining 1,454,545 shares represented by the Warrant Agreement; and

(h)           With respect to the ACC Acquisition:

(i)            Borrowers shall have delivered to Agent a true and correct copy of the ACC Acquisition Documents, all of which shall be in form and substance reasonably satisfactory to Agent;

(ii)           Borrowers shall have delivered to Agent a certification by an officer of ECC that the ACC Acquisition has been consummated pursuant to the ACC Acquisition Documents (other than the funding of the purchase price to be paid thereunder);

(iii)          Borrowers shall have delivered to Agent the ACC Collateral Assignment, executed by all parties thereto;

(iv)          Borrower shall have delivered to Agent certificates of the secretary of Parent, an authorized officer of ACC and an authorized officer of Parent certifying that the ACC Acquisition has been (A) approved by the Board of Directors or similar governing body of each of Parent and ACC or (B) agreed to by the requisite owners of the Stock of each of Parent and ACC, as required under applicable law or by the Governing Documents of each of Parent and ACC;

(v)           no Default or Event of Default shall have occurred and be continuing or would result after giving effect to the ACC Acquisition;

(vi)          the ACC Acquisition shall have been undertaken in accordance with all applicable requirements of law;

(vii)         if the consideration to be paid in connection with the ACC Acquisition includes an “earn out,” the ACC Acquisition Documents include a maximum dollar amount that may be payable pursuant to the “earn out” provisions;

(viii)        Parent shall have delivered to Agent a pro forma balance sheet and income statements of Borrowers (after giving effect to the proposed ACC Acquisition) as of the then most recent fiscal quarter ended for which a financial statement has been delivered in accordance with Section 5.3, together with a certificate of Parent, in form and substance reasonably satisfactory to Agent, demonstrating that upon the consummation of the ACC Acquisition, Borrowers will be in compliance with the financial covenants contained in Section 6.16, such evidence of compliance to be in form and substance reasonably satisfactory to Agent;

(ix)           Parent shall have delivered to Agent financial statements of ACC, (A) in the same form and substance as those required to be delivered by Borrowers under Section 5.3, to the extent such are available, or (B) if unavailable, in the form relied upon by Borrowers in connection with the proposed ACC Acquisition, in each case for the previous three (3) fiscal years, or if less than three (3) years are existing, for such shorter period of time as does exist;

(x)            Agent shall have received lien searches or other evidence reasonably satisfactory to Agent that the assets of ACC which are being purchased by Borrowers in connection with the ACC Acquisition are (or will be at the closing of the proposed ACC Acquisition) free and clear of all Liens, except Permitted Liens;

(xi)           the aggregate consideration to be paid in connection with the proposed ACC Acquisition shall not exceed an amount mutually agreed upon by Borrowers and the Lender Group, taking into consideration the totality of all information relating to ACC, which agreement by the Lender Group shall not be unreasonably withheld

(xii)          ACC and Custom Components shall have executed and delivered to Agent a supplement to the Security Agreement in the form of Annex 1 to the Security Agreement;

(xiii)         EEC shall have executed the Pledged Interests Addendum in the form attached as Exhibit C to the Security Agreement; and

(xiv)        Agent shall have received such other documents and instruments as Agent in its reasonable discretion may require.

5.             NEW BORROWERS.

(a)           Effective upon the occurrence of the First Amendment Effective Date and the Borrowing of the Term Loan C, each of ACC and Custom Components, by their signature below, (i) agrees that it becomes a “Borrower” under the Credit Agreement and the other Loan Documents with the same force and effect as if originally named therein as a “Borrower”; (ii) agrees that it is bound by all of the terms and provisions of the Credit Agreement and the other Loan Documents applicable to it as a “Borrower” thereunder; (iii) represents and warrants that the representations and warranties made by it as a “Borrower” thereunder are true and correct on and as of the date hereof; and (iv) agrees that each reference to a “Borrower” in the Credit Agreement and the other Loan Documents shall be deemed to include each of ACC and Custom Components.

(b)           Each of ACC and Custom Components represents and warrants to Agent and the Lender Group that this First Amendment has been duly executed and delivered by each of ACC and Custom Components and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

6.             COMPLIANCE WITH SECTION 5.18 OF THE CREDIT AGREEMENT.  Agent acknowledges that, effective upon the occurrence of the First Amendment Effective Date and Borrowing of the Term Loan C, Borrowers shall have complied with the provisions of Section 5.18 of the Credit Agreement with respect to the Subsidiaries being acquired by Borrowers pursuant to the ACC Acquisition.

7.             DISCLOSURE SCHEDULES.  Effective upon the occurrence of the First Amendment Effective Date and Borrowing of the Term Loan C, (i) Schedules D-1, 4.5, 4.7(a), 4.7(b), 4.7(c), 4.8(c), 4.13, 4.14(f), 4.15, 4.16, 4.17, 4.23 and 4.27 to the Credit Agreement are hereby updated with the information provided on the similarly numbered Schedules attached to this First Amendment; and (ii) Schedules 1 and 4 to the Security Agreement as updated hereby shall be deemed incorporated by reference into the Security Agreement.

8.             CONTROL AGREEMENTS.  Within thirty (30) days after the First Amendment Effective Date, all Deposit Accounts and Securities Accounts set forth on Schedule 4.17 to the First Amendment shall be subject to a Control Agreement.

9.             CONSTRUCTION.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

10.           ENTIRE AMENDMENT; EFFECT OF FIRST AMENDMENT.  This First Amendment, and the terms and provisions hereof, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except as expressly set forth in this First Amendment, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this First Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this First Amendment shall control.  This First Amendment is a Loan Document.

11.           COUNTERPARTS; TELEFACSIMILE EXECUTION.  This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this First Amendment by signing any such counterpart.  Delivery of an executed counterpart of this First Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this First Amendment.  Any party delivering an executed counterpart of this First Amendment by telefacsimile also shall deliver an original executed counterpart of this First Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

12.           BINDING ON ACC AND CUSTOM COMPONENTS.  The parties acknowledge and agree that this Amendment shall be binding and effective with respect to ACC and Custom Components only upon the consummation of the ACC Acquisition.

13.           MISCELLANEOUS.

(a)           Upon the effectiveness of this First Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this First Amendment.

(b)           Upon the effectiveness of this First Amendment, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this First Amendment.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed and delivered on the date first written above.

EMRISE CORPORATION		EMRISE ELECTRONICS CORPORATION

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:	Chief Executive Officer	Title:	Chief Executive Officer

CXS LARUS CORPORATION		RO ASSOCIATES INCORPORATED

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:	Chief Executive Officer	Title:	Chief Executive Officer

CUSTOM COMPONENTS, INC.		ADVANCED CONTROL COMPONENTS, INC.

By:	/s/ Carmine T. Oliva	By:	/s/ Carmine T. Oliva
Title:	Chief Executive Officer	Title:	Chief Executive Officer

GVEC RESOURCE IV INC., as Agent and a Lender

		By:	/s/ Robert Anderson
		Title:	President, Chief Operating Officer

		By:	/s/ Wilbur Quon
		Title:	Chief Financial Officer

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrowers: EMRISE CORPORATION and each of its Subsidiaries party to the Credit Agreement described below.

	2.	Name and Date of Credit Agreement:

Credit Agreement, dated as of November 30, 2007, by and among Borrowers, the lenders from time to time a party thereto (the “Lenders”), and GVEC RESOURCE IV, INC., as the arranger and administrative agent for the Lenders

	3.	Date of Assignment Agreement:

	4.	Amounts:

		a. Assigned Amount of Revolver Commitment	$
		b. Assigned Amount of Term Loan A	$
		c. Assigned Amount of Term Loan B	$
		d. Assigned Amount of Term Loan B Commitment	$
		e. Assigned Amount of Term Loan C	$

	5.	Settlement Date:

	6.	Purchase Price	$

	7.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

Schedule B-1

Commitments

Lender	Loan Commitment	Total Commitment
Revolver Lenders:
GVEC Resource IV Inc.	$7,000,000	$7,000,000
Term Loan A Lenders:
GVEC Resource IV Inc.	$6,000,000	$6,000,000
Term Loan B Lenders:
GVEC Resource IV Inc.	$10,000,000	$10,000,000
Term Loan C Lenders:
GVEC Resource IV Inc.	$3,000,000	$3,000,000
All Lenders:	$26,000,000	$26,000,000

EXHIBIT A

REAFFIRMATION AND CONSENT

All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Credit Agreement, dated as of November 30, 2007 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among GVEC RESOURCE IV, INC., as the arranger and  administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), the Lenders named therein, EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries party thereto (collectively with Parent, “Borrowers”) or in that certain Amendment Number 1 to Loan Documents, dated as of  August 20, 2008 (the “First Amendment”), among Borrowers, Agent and the Lenders.  Each of the undersigned hereby (a) represents and warrants to Agent that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the First Amendment; (c) acknowledges and reaffirms its obligations owing to the Lender Group under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect.  Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty.  Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent.  Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent.  This Reaffirmation and Consent shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the undersigned have caused this Reaffirmation and Consent to be executed as of the date of the First Amendment.

Guarantors:

XCEL JAPAN, LTD.

By:
Title:

EMRISE ELECTRONICS LTD.

By:
Title:

CXR ANDERSON JACOBSON SAS

By:
Title:

Subordinated Creditors:

Warren P. Yost, as Co-Trustee Under Declaration dated March 9, 1998

Gail A Yost, as Co-Trustee Under Declaration dated March 9, 1998

Noel McDermott, as trustee of the Noel C. McDermott Revocable Living Trust dated December 18, 1995